UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 20, 2012

Atlas Pipeline Partners, L.P.

(Exact name of registrant as specified in its charter)

Delaware	1-14998	23-3011077
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Park Place Corporate Center One 1000 Commerce Drive, Suite 400 Pittsburgh, PA		15275
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 877-950-7473

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On December 20, 2012, Atlas Pipeline Partners, L.P. (“APL”) and its wholly-owned subsidiary, Atlas Pipeline Finance Corporation (collectively with APL, the “Issuers”), completed the issuance and sale of $175 million of their 6  5/8% Senior Notes due 2020 (the “Notes”). The Notes were offered and sold in a private transaction under Rule 144A and Regulation S of the Securities Act of 1933, as amended, have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an exemption from the registration requirements of the Securities Act.

The Notes were sold in accordance with a purchase agreement (the “Purchase Agreement”) dated December 6, 2012, between Atlas Pipeline Escrow, LLC (“Escrow Issuer”) and the initial purchasers named therein (the “Initial Purchasers”). On December 20, 2012, APL and Atlas Pipeline Operating Partnership, L.P. and the guarantor subsidiaries of APL (the “Guarantors”) executed a joiner to the Purchase Agreement, pursuant to which they assumed Escrow Issuer’s obligations under the Purchase Agreement.

The Issuers issued the Notes pursuant to an indenture dated as of September 28, 2012 among the Issuers, the Guarantors and U.S. Bank National Association, as trustee (the “Indenture”). The Indenture was supplemented on December 20, 2012 to add APL’s new subsidiaries as guarantors and to make a corrective change to the definition of “Permitted Liens.”

The Issuers and the Guarantors also entered into a registration rights agreement (the “Registration Rights Agreement”) with the Initial Purchasers dated as of December 20, 2012. Under the Registration Rights Agreement, the Issuers and the Guarantors will cause to be filed with the Securities and Exchange Commission a registration statement with respect to an offer to exchange the Notes for substantially identical notes that are registered under the Securities Act. The Issuers and the Guarantors will use their commercially reasonable efforts to cause the exchange offer registration statement to become effective under the Securities Act. In addition, the Issuers and the Guarantors will use their commercially reasonable efforts to cause the exchange offer to be consummated not later than 360 days after the issuance of the Notes. Under some circumstances, in lieu of, or in addition to, a registered exchange offer, the Issuers and the Guarantors have agreed to file a shelf registration statement with respect to the Notes. The Issuers and the Guarantors are required to pay additional interest if they fail to comply with their obligations to register the Notes within the specified time periods.

This summary of the Purchase Agreement Joinder, the Supplemental Indenture and the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the agreements, copies of which are attached hereto as Exhibits 10.1, 10.2 and 10.3.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On December 20, 2012, Atlas Pipeline Mid-Continent Holdings, LLC, APL’s wholly-owned subsidiary, completed the previously announced acquisition from Cardinal Midstream, LLC of 100% of the equity interests in three wholly-owned subsidiaries for $603.4 million in cash, including purchase price adjustments. The assets of these companies include gas gathering, processing and treating facilities in Oklahoma, Texas and Arkansas.

The Securities Purchase Agreement was filed as Exhibit 2.1 to APL’s Current Report on Form 8-K filed on December 4, 2012.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As described under Item 1.01 above, on December 20, 2012, APL completed a follow-on offering of $175 million of the Notes. The Indenture governing the Notes was filed as Exhibit 10.1 to APL’s Current Report on Form 8-K filed on September 28, 2012.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

Historical financial statements for the businesses acquired and pro forma financial information are not included in this Current Report on Form 8-K. This information will be filed in a subsequent Current Report on Form 8-K as required by Securities and Exchange Commission regulations.

(b)	Pro Forma Financial Information.

Historical financial statements for the businesses acquired and pro forma financial information are not included in this Current Report on Form 8-K. This information will be filed in a subsequent Current Report on Form 8-K as required by Securities and Exchange Commission regulations.

(d)	Exhibits

10.1	Purchase Agreement Joinder dated as of December 20, 2012

10.2	Supplemental Indenture dated as of December 20, 2012

10.3	Registration Rights Agreement dated as of December 20, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: December 26, 2012	ATLAS PIPELINE PARTNERS, L.P.

	By:	Atlas Pipeline Partners GP, LLC, its general partner

	By:	/s/ Robert W. Karlovich, III
Robert W. Karlovich, III
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Purchase Agreement Joinder dated as of December 20, 2012

10.2	Supplemental Indenture dated as of December 20, 2012

10.3	Registration Rights Agreement dated as of December 20, 2012